Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports First Quarter Financial Results with Record First Quarter Revenue and Adjusted EBITDA(1) from Imaging Center Operations and Revises Upwards 2023 Financial Guidance Ranges for Revenue and Adjusted EBITDA(1)

•	Revenue increased 14.3% to $390.6 million in the first quarter of 2023 from $341.8 million in the first quarter of 2022; Excluding Revenue from our Artificial Intelligence (“AI”) reporting segment, Revenue from the Imaging Center segment in the first quarter of 2023 was $388.4 million, an increase of 13.9% from last year’s first quarter of $341.2 million
•	Excluding losses from our AI reporting segment, Adjusted EBITDA(1) from Imaging Centers was $52.7 million in the first quarter of 2023 as compared with $41.7 million in the first quarter of 2022, an increase of 26.2%; Adjusted EBITDA(1), including losses from our AI reporting segment, was $48.2 million in the first quarter of 2023 as compared with $38.1 million in the first quarter of 2022, an increase of 26.3%
•	Adjusting for unusual or one-time items impacting Net Loss in the quarter, Adjusted Loss Per Share(3) was $(0.08) for the first quarter of 2023; This compares with Adjusted Loss Per Share(3) of $(0.13) for the first quarter of 2022
•	Aggregate procedural volumes increased 14.0% and same-center procedural volumes increased 9.3% compared with the first quarter of 2022
•	RadNet revises full-year 2023 guidance levels to increase Revenue and Adjusted EBITDA(1) ranges

LOS ANGELES, California, May 9, 2022 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 363 owned and operated outpatient imaging centers, today reported financial results for its first quarter of 2023.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “I am very pleased with the continuing strength of our core imaging center business. In our Imaging Center operating segment, Revenue increased almost 14% and Adjusted EBITDA(1) increased over 25% from last year’s first quarter. Our procedural volumes both on an aggregate and same-center basis demonstrated strong growth, in a quarter that is seasonally our weakest. Though the cost and availability of labor continues to be challenging, we are having more success in filling open positions and retaining talented team members.”

“Given the positive trends we are experiencing in our core business and the strong financial performance of the first quarter, we have elected to revise certain guidance levels upwards in anticipation of financial results that we believe will exceed our original expectations. We have increased 2023 guidance ranges for Revenue and Adjusted EBITDA(1),” added Dr. Berger.

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Dr. Berger continued, “We are executing on all facets of our strategic plan. In response to the heavy demand we are experiencing in our core imaging center geographies, we are in process of growing capacity and access through the de novo strategy we embarked on last year. We also continue to grow our joint venture offerings through establishing new health system partnerships and the expansion of existing ones. Furthermore, we believe that market pressures from a challenging environment for labor, significant rising interest rates and a lack of availability of capital could accelerate acquisition opportunities in an industry that remains highly fragmented and that is mainly comprised of smaller operators who lack the economies of scale that we have achieved. We also continue to make strides in AI that should materially enhance the accuracy, efficiency and margin profile of our service offerings in the coming years. In the coming quarters, we will be expanding our roll-out of the Enhanced Breast Cancer Detection (EBCD) program we launched in November of last year, powered by our DeepHealth AI technologies, and we continue to innovate new features and capabilities of our AI engines for breast, lung and prostate imaging.”

Financial Results

For the first quarter of 2023, RadNet reported Revenue from its Imaging Center reporting segment of $388.4 million and Adjusted EBITDA(1), excluding Losses from AI reporting segment, of $52.7 million. Revenue increased $47.3 million (or 13.9%) and Adjusted EBITDA(1), excluding Losses from the AI reporting segment, increased $10.9 million (or 26.2%). Including our AI reporting segment Revenue of $2.1 million, Revenue was $390.6 million in the first quarter of 2023, an increase of 14.3% from $341.8 million in last year’s first quarter. Unadjusted for AI reporting segment Adjusted EBITDA(1) losses of $4.5 million in the first quarter of 2023 and $3.6 million in the first quarter of 2022, Adjusted EBITDA(1) for the first quarter of 2023 was $48.2 million as compared with $38.1 million in the first quarter of 2022.

Net Loss for the first quarter of 2023 was $21.0 million as compared with a Diluted Net Income of $3.0 million for the first quarter of 2022. Net Loss Per Share for the first quarter of 2023 was $(0.36), compared with a Diluted Net Income per share of $0.05 in the first quarter of 2022, based upon a weighted average number of diluted shares outstanding of 57.7 million shares in 2023 and 56.4 million shares in 2022.

There were a number of unusual or one-time items impacting the first quarter including: $4.1 million of non-cash loss from interest rate swaps; $959,000 expense related to leases for our de novo facilities under construction that have yet to open their operations; $1.6 million non-cash increase to contingent consideration related to completed acquisitions; $719,000 expense related to the re-valuation of holdbacks related to completed acquisitions; and $7.6 million of net pre-tax expenses related to our AI division. Adjusting for the above items, Adjusted Loss(3) from the Imaging Center reporting segment was $4.7 million and diluted Adjusted Loss Per Share(3) was $(0.08) during the first quarter of 2023. This compares with Adjusted Loss(3) from the Imaging Center reporting segment of $7.6 million and diluted Adjusted Loss Per Share(3) of $(0.13) during the first quarter of 2022.

Also affecting Net Income in the first quarter of 2023 were certain non-cash expenses and unusual items including: $12.2 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $134,000 of severance paid in connection with headcount reductions related to cost savings initiatives; and $746,000 of non-cash amortization of deferred financing costs and loan discounts related to financing fees paid as part of our existing credit facilities.

For the first quarter of 2023, as compared with the prior year’s first quarter, MRI volume increased 16.7%, CT volume increased 16.8% and PET/CT volume increased 20.9%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 14.0% over the prior year’s first quarter. On a same-center basis, including only those centers which were part of RadNet for both the first quarters of 2023 and 2022, MRI volume increased 11.9%, CT volume increased 10.6% and PET/CT volume increased 20.5%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 9.3% over the prior year’s same quarter.

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2023 Revised Guidance

RadNet amends its previously announced guidance levels as follows:

Imaging Center Segment

	Original Guidance Range	Revised Guidance Range
Revenue	$1,525 million - $1,575 million	$1,550 million - $1,600 million
Adjusted EBITDA(1)	$220 million - $230 million	$225 million - $235 million
Capital Expenditures (a)	$105 million - $115 million	$110 million - $120 million
Cash Paid for Interest (c)	$35 million - $40 million	$45 million - $50 million
Free Cash Flow Generation (b)(2)	$70 million - $80 million	$65 million - $70 million

Artificial Intelligence Segment

	Original Guidance Range	Revised Guidance Range
Revenue	$16 million - $18 million	Unchanged
Adjusted EBITDA(1) (Loss)	$(9) million - $(11) million	Unchanged

(a)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests, and excludes New Jersey Imaging Network capital expenditures.
(b)	Defined by the Company as Adjusted EBITDA(1) from Imaging Center Segment less Capital Expenditures and Cash Paid for Interest.
(c)	Net of payments to and from counterparties on interest rate swaps.

Dr. Berger highlighted, “We have increased our guidance ranges for Revenue and Adjusted EBITDA(1) to reflect the first quarter’s strong financial results as compared with our original budget. Though we remain vigilant about the economic environment, supply chain disruptions, inflation and the possibility of further variants of COVID-19, we have opportunities to expand our operations in all of our markets both organically and through new acquisitions and joint ventures. We also are increasing our guidance levels for cash interest expense and capital expenditures to account for both the rising cost of interest on that portion of our debt which is not subject to our interest rate swaps and to fund the completion of certain of our de novo facilities scheduled to open during the remainder of 2023 and the first half of 2024.”

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its first quarter 2023 results on Tuesday, May 9th, 2023 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).

Conference Call Details:

Date: Tuesday, May 9, 2023

Time: 10:30 a.m. Eastern Time

Dial In-Number: 844-826-3035

International Dial-In Number: 412-317-5195

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It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call. There will also be simultaneous and archived webcasts available at https://viavid.webcasts.com/starthere.jsp?ei=1612864&tp_key=c9dd50c578 or http://www.radnet.com under the “Investors” menu section and “News Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international callers, and using the passcode 10178605.

About RadNet, Inc.

RadNet, Inc. is the leading national provider of freestanding, fixed-site diagnostic imaging services in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 363 owned and/or operated outpatient imaging centers. RadNet's markets include California, Maryland, Delaware, New Jersey, New York, Florida and Arizona. In addition, RadNet provides radiology information technology and artificial intelligence solutions, teleradiology professional services and other related products and services to customers in the diagnostic imaging industry. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technologists, RadNet has a total of over 9,000 employees. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are expressions of our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, and anticipated future conditions, events and trends. Forward-looking statements can generally be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements in this press release include, among others, statements we make regarding response to and the expected future impacts of COVID-19, including statements about our anticipated business results, balance sheet and liquidity and our future liquidity, burn rate and our continuing ability to service or refinance our current indebtedness.

Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	the impact of a pandemic, significant deterioration in the broader economy, severe acts of nature or other exogenous factors on our business, suppliers, payors, customers, referral sources, partners, patients and employees;
•	the availability and terms of capital to fund our business;
•	our ability to service our indebtedness, make principal and interest payments as those payments become due and remain in compliance with applicable debt covenants, in addition to our ability to refinance such indebtedness on acceptable terms;
•	changes in general economic conditions nationally and regionally in the markets in which we operate;
•	the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities;
•	our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so;
•	our ability to acquire, develop, implement and monetize artificial intelligence algorithms and applications;
•	volatility in interest and exchange rates, or credit markets;
•	the adequacy of our cash flow and earnings to fund our current and future operations;
•	changes in service mix, revenue mix and procedure volumes;

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•	delays in receiving payments for services provided;
•	increased bankruptcies among our partner physicians or joint venture partners;
•	the impact of the political environment and related developments on the current healthcare marketplace and on our business, including with respect to the future of the Affordable Care Act;
•	the extent to which the ongoing implementation of healthcare reform, or changes in or new legislation, regulations or guidance, enforcement thereof by federal and state regulators or related litigation result in a reduction in coverage or reimbursement rates for our services, or other material impacts to our business;
•	closures or slowdowns and changes in labor costs and labor difficulties, including stoppages affecting either our operations or our suppliers' abilities to deliver supplies needed in our facilities;
•	the occurrence of hostilities, political instability or catastrophic events;
•	the emergence or reemergence of and effects related to future pandemics, epidemics and infectious diseases; and
•	noncompliance by us with any privacy or security laws or any cybersecurity incident or other security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information.

Any forward-looking statement contained in this current report is based on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of changed circumstances, new information, future developments or otherwise, except as required by applicable law.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	March 31, 2023	December 31, 2022
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$90,844	$127,834
Accounts receivable	176,354	166,357
Due from affiliates	20,387	18,971
Prepaid expenses and other current assets	55,100	54,022
Total current assets	342,685	367,184
PROPERTY, EQUIPMENT AND RIGHT-OF-USE ASSETS
Property and equipment, net	545,492	565,961
Operating lease right-of-use assets	623,309	603,524
Total property, equipment and right-of-use assets	1,168,801	1,169,485
OTHER ASSETS
Goodwill	687,085	677,665
Other intangible assets	103,003	106,228
Deferred financing costs	2,122	2,280
Investment in joint ventures	59,321	57,893
Deposits and other	51,052	53,172
Total assets	$2,414,069	$2,433,907
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$296,727	$369,595
Due to affiliates	31,548	23,100
Deferred revenue	4,343	4,021
Current operating lease liability	58,590	57,607
Current portion of notes payable	15,935	12,400
Total current liabilities	407,143	466,723
LONG-TERM LIABILITIES
Long-term operating lease liability	623,538	604,117
Notes payable, net of current portion	852,354	839,344
Deferred tax liability, net	10,410	9,256
Other non-current liabilities	27,523	23,015
Total liabilities	1,920,968	1,942,455
EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $0.0001 par value, 200,000,000 shares authorized; 58,270,290 and 57,723,125 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	6	6
Additional paid-in-capital	448,522	436,288
Accumulated other comprehensive loss	(16,978)	(20,677)
Accumulated deficit	(103,628)	(82,622)
Total RadNet, Inc.'s stockholders' equity	327,922	332,995
Noncontrolling interests	165,179	158,457
Total equity	493,101	491,452
Total liabilities and equity	$2,414,069	$2,433,907

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

(unaudited)

	Three Months Ended March 31,
	2023	2022
REVENUE
Service fee revenue	$352,420	$303,276
Revenue under capitation arrangements	38,144	38,491
Total service revenue	390,564	341,767
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	351,865	315,039
Depreciation and amortization	31,315	27,118
Loss on sale and disposal of equipment and other	579	1,128
Severance costs	134	201
Total operating expenses	383,893	343,486
INCOME (LOSS) FROM OPERATIONS	6,671	(1,719)

OTHER INCOME AND EXPENSES
Interest expense	15,722	11,593
Equity in earnings of joint ventures	(1,428)	(2,517)
Non-cash change in fair value of interest rate hedge	4,093	(20,819)
Other expenses	1,432	165
Total other expense (income)	19,819	(11,578)
(LOSS) INCOME BEFORE INCOME TAXES	(13,148)	9,859
Provision for income taxes	(1,135)	(1,496)
NET (LOSS) INCOME	(14,283)	8,363
Net income attributable to noncontrolling interests	6,722	5,350
NET (LOSS) INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(21,005)	$3,013

BASIC NET (LOSS) INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.36)	$0.05

DILUTED NET (LOSS) INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.36)	$0.05
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	57,701,439	55,303,007
Diluted	57,701,439	56,362,193

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASHFLOWS

(IN THOUSANDS)

(unaudited)

	Three Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(14,283)	$8,363
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	31,315	27,118
Amortization of operating lease assets	15,699	16,802
Equity in earnings of joint ventures, net of dividends	(1,835)	(2,517)
Amortization deferred financing costs and loan discount	746	648
Loss on sale and disposal of equipment	579	1,128
Amortization of cash flow hedge	922	923
Non-cash change in fair value of interest rate hedge	4,093	(20,819)
Stock-based compensation	12,185	11,102
Change in fair value of contingent consideration	2,335	(501)
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(9,997)	(23,904)
Other current assets	(1,691)	(4,065)
Other assets	(2,726)	(1,417)
Deferred taxes	942	1,387
Operating leases	(15,080)	(15,859)
Deferred revenue	335	(4,519)
Accounts payable, accrued expenses and other	9,077	7,031
Net cash provided by operating activities	32,616	901
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities and other acquisitions	(9,644)	(25,123)
Purchase of property and equipment and other	(55,915)	(36,558)
Proceeds from sale of equipment	3	117
Net cash used in investing activities	(65,556)	(61,564)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(184)	–
Payments on Term Loan Debt	(3,688)	(3,313)
Proceeds from issuance of common stock upon exercise of options	51	–
Net cash used in financing activities	(3,821)	(3,313)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(229)	83
NET DECREASE IN CASH AND CASH EQUIVALENTS	(36,990)	(63,893)
CASH AND CASH EQUIVALENTS, beginning of period	127,834	134,606
CASH AND CASH EQUIVALENTS, end of period	$90,844	$70,713

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$21,471	$7,448
Cash paid during the period for income taxes	$40	$34

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RADNET, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)

(IN THOUSANDS)

	Three Months Ended March 31,
	2023	2022
Net (loss) income attributable to RadNet, Inc. common stockholders	$(21,005)	$3,013
Income taxes	1,135	1,496
Interest expense	15,722	11,593
Severance costs	134	201
Depreciation and amortization	31,315	27,118
Non-cash employee stock-based compensation	12,185	11,102
Loss on sale and disposal of equipment and other	579	1,128
Non-cash change in fair value of interest rate hedge	4,093	(20,819)
Other expenses	1,432	165
Legal settlements	–	2,197
Contingent consideration	1,616	–
Non operational rent expenses	959	938
Adjusted EBITDA Including Losses from AI Segment and Provider relief funding	$48,165	$38,132

EBITDA Losses from AI Segment	4,496	3,585

Adjusted EBITDA excluding Losses from AI Segment and Provider relief funding	$52,661	$41,717

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PAYOR CLASS BREAKDOWN

First Quarter
2023

Commercial Insurance	58.1%
Medicare	22.2%
Capitation	9.8%
Medicaid	2.6%
Workers Compensation/Personal Injury	3.2%
Other	4.1%
Total	100.0%

RADNET PAYMENTS BY MODALITY

	First Quarter	Full Year	Full Year	Full Year
	2023	2022	2021	2020

MRI	36.4%	36.8%	36.0%	35.4%
CT	17.2%	17.5%	17.2%	17.6%
PET/CT	5.8%	5.8%	5.5%	6.0%
X-ray	6.4%	6.7%	3.9%	7.3%
Ultrasound	12.8%	12.6%	12.7%	12.3%
Mammography	16.0%	15.3%	16.1%	15.7%
Nuclear Medicine	0.8%	0.9%	1.0%	1.0%
Other	4.6%	4.5%	4.6%	4.7%
	100.0%	100.0%	100.0%	100.0%

PROCEDURES BY MODALITY*

	First Quarter	First Quarter
	2023	2022

MRI	369,556	316,784
CT	229,379	196,461
PET/CT	14,126	11,683
Nuclear Medicine	9,258	9,457
Ultrasound	608,986	525,569
Mammography	455,479	410,807
X-ray and Other	817,851	726,424

Total	2,504,635	2,197,185

* Volumes include wholly owned and joint venture centers.

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RADNET, INC. AND SUBSIDIARIES

SCHEDULE OF ADJUSTED EARNINGS AND EARNINGS PER SHARE (3)

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended
	March 31,
	2023	2022

NET (LOSS) INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(21,005)	$3,013

Subtract non-cash change in fair value of interest rate hedges (i)	4,093	(20,819)
Legal Settlement	–	2,197
Non-operational rent expenses (iii)	959	938
Contingent consideration	1,616	–
Holdback Re-valuation Adjustments - Quantib and Heart & Lung Health	719	–
AI Segment Losses (iv)	7,593	5,113
Total adjustments - loss (gain)	14,980	(12,571)
Subtract tax impact of Adjustments (ii)	1,293	1,980
Tax effected impact of adjustments	16,273	(10,591)

TOTAL ADJUSTMENT TO NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS	16,273	(10,591)

ADJUSTED NET LOSS ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	(4,732)	(7,578)

WEIGHTED AVERAGE SHARES OUTSTANDING
Diluted	57,701,439	56,362,193

ADJUSTED DILUTED NET LOSS PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.08)	$(0.13)

(i)	Impact from the change in fair value of the hedges during the quarter. Excludes the amortization of the accumulation of the changes in fair value out of Other Comprehensive Income that existed prior to the hedges becoming ineffective.
(ii)	Tax effected using 15.8% and -8.63% blended federal and state effective tax rate for the first quarter of 2022 and 2023, respectively.
(iii)	Represents rent expense associated with de novo sites under construction prior to them becoming operational.
(iv)	Represents losses before income taxes from Artificial Intelligence reporting segment.

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Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(3) The Company defines Adjusted Earnings (Loss) Per Share as net income or loss attributable to RadNet, Inc. common stockholders and excludes losses or gains on the disposal of equipment, loss on debt extinguishments, bargain purchase gains, severance costs, loss on impairment, loss or gain on swap valuation, gain on extinguishment of debt, unusual or non-recurring entries that impact the Company’s tax provision and any other non-recurring or unusual transactions recorded during the period.

Adjusted Earnings (Loss) Per Share is reconciled to its nearest comparable GAAP financial measure. Adjusted Earnings (Loss) Per Share is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance. Adjusted Earnings Per Share should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted Earnings Per Share should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted Earnings Per Share is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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